Exhibit 10.20

GENSYM CORPORATION

Annual Salaries of Named Executive Officers

As of March 30, 2005, the following are the base salaries (on an annual basis) of the Company’s named executive officers:

Name and Title	2005 Annual Base Salary
Kim Mayyasi President and Chief Executive Officer	$275,000
Lowell B. Hawkinson Chairman and Chief Technology Officer	$180,000
Stephen D. Allison Vice President, Finance and Chief Financial Officer	$180,000
Carl D. Schultz Vice President, Operations	$130,000
Philippe C. Printz Vice President, Engineering	$140,000

Messrs. Mayyasi and Hawkinson serve as directors of the Company, but receive no additional or special compensation for serving as directors.